AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 21, 1999, by and between CITIZENS FINANCIAL GROUP, INC., a Delaware corporation (the "Buyer") and UST CORP., a Massachusetts corporation (the "Seller").

     WHEREAS, the Boards of Directors of the Buyer and the Seller have determined that it is in the best interests of their respective stockholders and other constituencies, as well as the communities they serve, to consummate, and have approved, the business combination transactions provided for herein, in which the Buyer will, subject to the terms and conditions set forth herein, acquire the Seller;

     WHEREAS, following the execution and delivery of this Agreement, the Buyer shall take such action as is appropriate to form a subsidiary to be organized as a corporation (the "Merger Sub") under the MBCL, and to cause the Merger Sub to become a party to this Agreement, pursuant to which the Merger Sub shall merge (the "Merger") with and into the Seller, upon the terms and subject to the conditions set forth herein (the Seller and the Merger Sub being the constituent corporations of the Merger);

     WHEREAS, following the execution and delivery of this Agreement, Citizens Bank of Massachusetts, a Massachusetts chartered stock savings bank and subsidiary of the Buyer (the "Buyer Bank" and also sometimes referred to herein as the "Surviving Bank"), shall enter into an Agreement and Plan of Merger (the "Bank Merger Agreement") with USTrust, a Massachusetts chartered trust company and subsidiary of the Seller (the "Seller Bank"), substantially in the form of
Exhibit I hereto, providing for the merger of the Seller Bank with and into the Buyer Bank (the "Bank Merger") under the MGL, promptly following the consummation of the Merger;

     WHEREAS, as a condition and inducement to the Buyer to enter into, and after the execution of, this Agreement, the Buyer and the Seller are entering into the Seller Option Agreement (the "Seller Option Agreement"), attached hereto as Exhibit II, pursuant to which the Seller has granted an option to purchase shares of its common stock (the "Seller Option") to the Buyer; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the MBCL, at the Effective Time (as defined in Section 1.2 hereof), the Merger Sub shall merge with and into the Seller. The Seller shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of The Commonwealth of Massachusetts as a subsidiary of the Buyer. Upon consummation of the Merger, the separate corporate existence of the Merger Sub shall terminate.

     1.2 Effective Time. The Merger shall become effective as set forth in the articles of merger (the "Articles of Merger") which shall be submitted for filing to the Secretary of State of The Commonwealth of Massachusetts pursuant to Section 78(a) of the MBCL on the Closing Date (as defined in Section 9.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

     1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in Section 80 of the MBCL.

     1.4 Conversion of Seller Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Merger Sub, the Seller or the holder of any of the shares of the Seller Common Stock (as defined below):

     (a) Each share of the common stock, par value $0.625 per share, of the Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Seller Common Stock held (x) in the Seller's treasury or (y) directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries (except for Trust Account Shares and DPC shares, as such terms are defined below) shall become and be converted automatically into the right to receive in cash from the Buyer an amount equal to $32.00 (the "Fixed Consideration"); provided, however, that:

          (i) in the event that, (A) at any time prior to the Effective Time, the Buyer or any Affiliate of the Buyer submits a bid or other offer to acquire any assets or liabilities proposed to be divested in connection with the merger of Fleet Financial Group, Inc. and BankBoston Corporation (the "Branch Divestiture"), (B) the Effective Time does not occur on or prior to January 31, 2000, (C) the condition contained in Section 7.1(a) is satisfied and (D) the failure of the Effective Time to have occurred on or prior to January 31, 2000 is not attributable to acts or omissions by the Seller; then the Fixed Consideration shall be adjusted upwards by an amount determined by (1) multiplying (a) the Fixed Consideration by (b) 6%, rounded at the date the foregoing calculation is made at the Effective Time, to the nearest $.01, then (2) dividing the product determined pursuant to clause (1) by 365 and then (3) multiplying the amount obtained after the application of clauses (1) and (2) by the number of calendar days in the period commencing on February 1, 2000 through and including the Closing Date; or alternatively,

          (ii) in the event that, (A) prior to the Effective Time, the Buyer or any Affiliate of the Buyer does not submit a bid or other offer to acquire any assets or liabilities in the Branch Divestiture, (B) the Effective Time does not occur on or prior to February 29, 2000, (C) the condition contained in Section 7.1(a) is satisfied, and (D) the failure of the Effective Time to have occurred on or prior to February 29, 2000 is not attributable to acts or omissions by the Seller; then the Fixed Consideration shall be adjusted upwards by an amount determined by (1) multiplying (a) the Fixed Consideration by (b) 6%, rounded at the date the foregoing calculation is made at the Effective Time, to the nearest $.01, then (2) dividing the product determined pursuant to clause (1) by 365 and then (3) multiplying the amount obtained after the application of clauses
     (1) and (2) by the number of calendar days in the period commencing on March 1, 2000 through and including the Closing Date.

The Fixed Consideration, to the extent adjusted as provided above, is referred to herein as the "Merger Consideration."

     (b) All of the shares of Seller Common Stock converted into the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each a "Certificate") previously representing any such shares of Seller Common Stock shall thereafter represent the right to receive the Merger Consideration. Certificates previously representing shares of Seller Common Stock shall be exchanged for the Merger Consideration upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon.

     (c) At the Effective Time, all shares of Seller Common Stock that are owned by the Seller as treasury stock and all shares of Seller Common Stock that are owned directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries (other than shares of Seller Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, whether held directly or indirectly by the Buyer or the Seller, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Seller Common Stock held by the Buyer or the Seller or any of their respective subsidiaries in respect of a debt previously contracted (any such shares of Seller Common Stock which are similarly held, whether held directly or indirectly by the Buyer or the Seller or any of their respective subsidiaries, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (d) Notwithstanding anything in this Agreement to the contrary, shares of Seller Common Stock which are outstanding immediately prior to the Effective Time, the holders of which shall have delivered to the Seller a written demand for appraisal of such shares in the manner provided in the applicable provisions of the MBCL ("Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration otherwise payable in exchange for such shares of the Seller Common Stock pursuant to this
Section 1.4 but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of the MBCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares or (ii) if: any holder fails to establish his entitlement to appraisal rights as provided in Sections 86 through 98 of the MBCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Seller Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, the Merger Consideration otherwise payable in exchange for such shares of Seller Common Stock pursuant to this
Section 1.4, without any interest thereon.

     (e) The Seller shall give the Buyer (i) prompt notice of any objections filed pursuant to Sections 86 through 98 of the MBCL received by the Seller, withdrawals of such objections, and any other instruments served in connection with such objections pursuant to the MBCL and received by the Seller, and (ii) the opportunity to direct all negotiations and proceedings with respect to objections under the MBCL consistent with the obligations of the Seller thereunder. The Seller shall not, except with the prior written consent of the Buyer, (x) make any payment with respect to any such objection, (y) offer to settle or settle any such objections or (z) waive any failure to timely deliver a written objection in accordance with the MBCL.

     1.5 Merger Sub Common Stock. At and after the Effective Time, each share of common stock, par value $.01 per share, of the Merger Sub issued and outstanding immediately prior to the Effective Time shall become and be converted automatically into one share of common stock of the Surviving Corporation.

     1.6 Employee Stock Options. Prior to the Effective Time, the Seller shall take all such action as is necessary to terminate The UST Corp. Stock Compensation Plan, The 1993 Main Street Community Bancorp, Inc. Stock Option Plan, The 1995 Affiliated Community Bancorp. Inc. Stock Option Plan, The 1986 Lexington Savings Bank Stock Option and Stock Appreciation Rights Plan, The 1994 Lexington Savings Bank Stock Option Plan, The Somerset Savings Bank 1986 Incentive Stock Option Plan, The Somerset Savings Bank 1995 Equity Incentive Plan, The 1995 UST Director's Stock Option Plan and The 1996 UST Director's Stock Option Plan, each as amended to date (collectively, the "Seller Stock Option Plans"), and shall provide written notice to each holder of a then outstanding stock option to purchase shares of Seller Common Stock pursuant to the Seller Stock Option Plans (whether or not such stock option is then vested or exercisable), that such stock option shall be, as at the date of such notice, exercisable in full and that such stock option shall terminate at the

Effective Time and that, if such stock option is not exercised or otherwise terminated before the Effective Time, such holder shall be entitled to receive in cancellation of such option a cash payment from the Seller at the Closing in an amount equal to the excess of the Merger Consideration over the per share exercise price of such stock option, multiplied by the number of shares of Seller Common Stock covered by such stock option, subject to any required withholding of taxes. Subject to the foregoing, the Seller Stock Option Plans and all options issued thereunder shall terminate at the Effective Time. The Seller hereby represents and warrants to the Buyer that the maximum number of shares of Seller Common Stock subject to issuance pursuant to the exercise of stock options issued and outstanding under the Seller Stock Option Plans is not and shall not be at or prior to the Effective Time more than 2,386,818.

     1.7 Articles of Organization. Unless otherwise provided by the Buyer, at the Effective Time, the Articles of Organization of the Seller, as in effect at the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.8 By-Laws. At the Effective Time, the By-Laws of the Buyer, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.9 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Organization and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                               EXCHANGE OF SHARES

     2.1 Buyer to Deposit Aggregate Merger Consideration. At or prior to the Effective Time, the Buyer shall pay, or shall cause to be paid, to a bank or trust company selected by the Buyer and reasonably acceptable to the Seller (which may be a subsidiary or other Affiliate of the Buyer) (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, such amount of cash as is sufficient to pay the aggregate Merger Consideration which holders of Seller Common Stock are entitled to receive pursuant to Section 1.4 hereof.

     2.2 Exchange of Shares.

     (a) As soon as practicable after the Effective Time, and in no event later than two business days thereafter, the Buyer shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Seller Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Seller, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

     (b) At any time following the sixth month after the Effective Time, the Buyer or the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds which had been made available to the Exchange Agent and not disbursed to holders of shares of Seller Common Stock (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Buyer and the Surviving Corporation only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them.

     (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Seller of the shares of Seller Common Stock which were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of shares of Seller Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

     (d) Neither the Buyer nor the Seller nor any other person shall be liable to any former holder of shares of Seller Common Stock for any shares or any dividends or distributions with respect thereto or any Merger Consideration delivered in respect of any such shares properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (e) In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed, and the receipt by the Buyer of appropriate and customary indemnification, the Buyer will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, as determined in accordance with this Article II.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to the Seller as follows:

     3.1. Corporate Organization.

     (a) The Buyer is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Buyer is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not result in, with respect to the Buyer, a Material Adverse Effect. The Buyer is a bank holding company registered with the Federal Reserve Board under the BHCA.

     (b) The Buyer Bank is a stock savings bank duly organized, validly existing and in corporate good standing under the laws of The Commonwealth of Massachusetts. The Buyer Bank has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Buyer Bank is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing, would not result in, with respect to the Buyer Bank, a Material Adverse Effect. The deposit accounts of the Buyer Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Buyer.

     3.2. Authority; No Violation.

     (a) The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Buyer. No other corporate proceedings on the part of the Buyer are necessary to consummate the Merger. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Buyer and (assuming due authorization, execution and delivery by the Seller), constitute the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their respective terms.

     (b) The Buyer Bank has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the

Board of Directors of the Buyer Bank. Except for the adoption of the Bank Merger Agreement by the Buyer Bank's stockholders, no other corporate proceedings on the part of the Buyer Bank are necessary to authorize the Bank Merger Agreement or the performance of the Buyer Bank's obligations thereunder or to consummate the Bank Merger. The Bank Merger Agreement, upon execution and delivery by the Buyer Bank, will be duly and validly executed and delivered by the Buyer Bank, and (assuming due authorization, execution and delivery by the Seller Bank) will constitute, the valid and binding obligation of the Buyer Bank, enforceable against the Buyer Bank in accordance with its terms. The Buyer shall cause the Bank Merger Agreement to be approved by the stockholders of the Buyer Bank prior to the Effective Time.

     (c) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby or thereby; nor the execution and delivery of the Bank Merger Agreement by the Buyer Bank, nor the consummation by the Buyer Bank of the transactions contemplated thereby; nor compliance by the Buyer or the Buyer Bank with any of the terms or provisions hereof or thereof,, will (i) assuming that the consents and approvals referred to in Section 3.3 hereof are duly obtained, violate in any respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer or the Buyer Bank, or (ii) violate, conflict with, or result in a breach of, any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Buyer or the Buyer Bank under any of the terms, conditions or provisions of (A) the Articles of Organization or other charter document of like nature or ByLaws of the Buyer or the Buyer Bank, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer or the Buyer Bank is a party as issuer, guarantor or obligor, or by which it or any of its properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Buyer or the Buyer Bank.

     3.3. Consents and Approvals. Except for consents, waivers, notifications or approvals of, or filings or registrations with, the FDIC, the Federal Reserve Board, the Massachusetts Commissioner, the MBBI, the Massachusetts Depositors Insurance Fund ("DIF"), the Massachusetts Housing Partnership Fund ("MHPF"), the Secretary of State of The Commonwealth of Massachusetts, the DOJ, The London Stock Exchange Limited, and the Financial Services Authority and other foreign bank regulatory approvals, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with (a) the execution and delivery by the Buyer or the Buyer Bank of this Agreement and the Bank Merger Agreement or (b) the consummation by the Buyer or the Buyer Bank of the Merger or the Bank Merger. Neither the Buyer nor the Buyer Bank has any knowledge of any fact or circumstance relating to the Buyer or its subsidiaries or other Affiliates, including related to the Year 2000 Problem, that is reasonably likely to materially impede or delay receipt of any consents of regulatory or governmental authorities.

     3.4. Financial Statements. The Buyer has made available to the Seller copies of (a) the consolidated balance sheets of the Buyer and its subsidiaries as of September 30 for the fiscal years 1997 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, accompanied by the audit report of PricewaterhouseCoopers LLP, independent public accountants for the Buyer, and (b) the unaudited consolidated balance sheet of the Buyer and its subsidiaries as of March 31, 1999, and the related unaudited consolidated statements of income and changes in stockholders' equity for the six (6) months ended March 31, 1999 and March 31, 1998. The September 30, 1998 consolidated balance sheet of the Buyer (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Buyer and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal yearend adjustments).

     3.5. Broker's Fees. Neither the Buyer nor any of its officers, directors, employees, Affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of Goldman, Sachs & Company and for legal, accounting and other professional fees payable in connection with the Merger. The Buyer will be responsible for the payment of all such fees.

     3.6. Legal Proceedings. There is no claim, suit, action, proceeding or investigation of any nature pending or, to the best knowledge of the Buyer, threatened, against the Buyer or any subsidiary or other Affiliate of the Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement, and which, if adversely determined, would, individually or in the aggregate, materially adversely affect the Buyer's or the Buyer Bank's ability to perform its respective obligations under this Agreement or the Bank Merger Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Buyer or any subsidiary or other Affiliate of the Buyer having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

     3.7. Capital; Availability of Funds. On the date hereof, the Buyer is, and on the Closing Date, the Buyer will be, "adequately capitalized" as such term is defined in the rules and regulations promulgated by the Federal Reserve Board. Buyer will have available to it, at the Effective Time, sources of capital and financing sufficient to pay the aggregate Merger Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

     3.8. Buyer Information. The information relating to the Buyer, its subsidiaries and other Affiliates to be contained in the Proxy Statement, as described in Section 6.1 hereof, and any other documents filed with the SEC in connection herewith, to the extent such information is provided in writing by the Buyer, will not, on the date the Proxy Statement (or any supplement or amendment thereto) is first mailed to stockholders of the Seller or on the date of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading at the time and in light of the circumstances under which such statement is made.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Buyer as follows:

     4.1 Corporate Organization.

     (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Seller is duly licensed or qualified to do business and is in corporate good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in corporate good standing would not, individually or in the aggregate, result in any Material Adverse Effect on the Seller. The Seller is a bank holding company registered with the Federal Reserve Board under the BHCA. The Articles of Organization and By-Laws of the Seller, copies of which have previously been made available to the Buyer, are true, complete and correct copies of such documents in effect as of the date of this Agreement. The Seller is not in violation of any provision of its Articles of Organization or ByLaws. The minute books of the Seller contain in all material respects true and complete records of all meetings held and corporate actions taken since January 1, 1996 of the Seller's stockholders and Board of Directors (including committees of the Seller's Board of Directors).

     (b) Each Significant Subsidiary of the Seller is duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of the Seller has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Each Significant Subsidiary of the Seller is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not individually or in the aggregate, result in any Material Adverse Effect on the Seller.

     (c) Except as set forth in Section 4.1(c) of the Seller Disclosure Schedule, the Seller has no subsidiaries and no Equity Investments (other than investments in such subsidiaries).

     (d) The Articles of Organization and By-Laws or equivalent organizational documents of each Significant Subsidiary, copies of which have previously been made available to the Buyer are true, correct and complete copies of such documents in effect as of the date of this Agreement. Neither the Seller nor any of its subsidiaries is in violation of any provision of its Articles of Organization or equivalent organizational documents or of its Bylaws. The minute books of each of the subsidiaries of the Seller which are banks contain in all material respects true and complete records of all meetings held and corporate actions taken since January 1, 1996 of their respective stockholders and boards of directors (including committees of their respective boards of directors).

     4.2 Capitalization.

     (a) The authorized capital stock of the Seller consists of 75,000,000 shares of Seller Common Stock and 4,000,000 shares of preferred stock, par value $1.00 per share ("Seller Preferred Stock"). As of the date hereof, there are 42,728,031 shares of Seller Common Stock and no shares of Seller Preferred Stock issued and outstanding. As of the date hereof, there are 13,758 shares of Seller Common Stock and no shares of Seller Preferred Stock held in the treasury of the Seller. Except for Trust Account Shares and DPC Shares, no shares of Seller Common Stock are held by the Seller's subsidiaries. In addition, as of the date hereof, there were 2,386,818 shares of Seller Common Stock reserved for issuance upon exercise of outstanding stock options. All issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except
(i) for rights issuable to holders of Seller Common Stock in accordance with the Seller Rights Agreement, (ii) as provided in the Seller Option Agreement,
(iii) as referred to in this Section 4.2 (which includes director and employee stock options) or (iv) as reflected in Section 4.2(a) of the Seller Disclosure Schedule, the Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Seller Common Stock or Seller Preferred Stock or any other equity security of the Seller or any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Seller Common Stock or Seller Preferred Stock or any other equity security of the Seller or any subsidiary of the Seller or obligating the Seller or any such subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or agreements. Except as set forth in Section 4.2(a) of the Seller Disclosure Schedule, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Seller or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of the Seller.
Section 4.2 of the Seller Disclosure Schedule sets forth (i) the names of the optionees, the date of each option to purchase shares of Seller Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Seller Option Plans and (ii) the names of the grantees, the date of each grant of Restricted Common Stock, the number of shares of Restricted Common Stock granted, the vesting period of each such grant, and the consideration paid or payable by the grantee in respect of each shares of such Restricted Common Stock.

     (b) The authorized capital stock of the Seller Bank consists of 300,000 shares of Common Stock, par value $47.50 per share ("Bank Common Stock"). As of the date hereof, (i) 181,446 shares of Bank Common Stock are issued and outstanding, all of which are owned directly or indirectly by the Seller, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (ii) no shares of Bank Common Stock are held in the treasury of the Seller Bank, and (iii) no shares of Bank Common Stock are held by any of Seller's subsidiaries. Each share of Bank Common Stock owned by the Seller or any of its subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Seller's or any of its subsidiaries' voting rights, charges and other encumbrances of any nature whatsoever.

     (c) Section 4.2(c) of the Seller Disclosure Schedule lists each of the subsidiaries of the Seller on the date of this Agreement and indicates for each such subsidiary as of such date: (i) the percentage and type of equity securities owned or controlled by the Seller; (ii) the jurisdiction of incorporation; and (iii) whether or not such subsidiary is a member of the Federal Reserve System. Each of the subsidiaries of the Seller which is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder, has its deposits insured by the Bank Insurance Fund and the Savings Association Insurance Fund of the FDIC in accordance with the FDIA to the fullest extent permitted by law, and each such subsidiary has paid all premiums and assessments and filed all reports required by the FDIA. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of the Seller, threatened. No subsidiary of the Seller has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for a subsidiary of the Seller to issue deliver or sell, or cause to be issued, delivered or sold any equity security of the Seller or of any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a subsidiary of the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or agreements. There are no outstanding contractual obligations of any subsidiary of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Seller or any such subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such subsidiary of the Seller. All of the shares of capital stock of each of the subsidiaries of the Seller held by the Seller are fully paid and nonassessable and, except for directors' qualifying shares, are owned by the Seller free and clear of any claim, lien, encumbrance or agreement with respect thereto.

     4.3 Authority; No Violation.

     (a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the [unanimous] vote of the Board of Directors of the Seller. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the Seller's stockholders, no other corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement and the other Transaction Documents or to consummate the Merger. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Buyer) constitute the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

     (b) The Seller Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly approved by the unanimous action of the Board of Directors of the Seller Bank. Except for adoption of the Bank Merger Agreement by the Seller Bank's stockholders, no other corporate action and no other corporate proceedings on the part of the Seller Bank are necessary to authorize the Bank Merger Agreement or the performance of the Seller Bank's obligations thereunder or to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Seller Bank, will be duly and validly executed and delivered by the Seller Bank and will constitute a legal, valid and binding obligation of the Seller Bank, enforceable against the Seller Bank in accordance with its terms. Seller shall cause the Bank Merger Agreement to be approved by the stockholders of the Seller Bank prior to the Effective Time.

     (c) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Seller nor the consummation by the Seller of the transactions contemplated hereby or thereby; nor the execution and delivery of the Bank Merger Agreement by the Seller Bank, nor the consummation by the Seller Bank of the transactions contemplated thereby; nor compliance by the Seller or the Seller Bank with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to in
Section 4.4 hereof are duly obtained, violate any statute, law, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or any of its subsidiaries or by which any property or asset of the Seller or any of its subsidiaries is bound or affected, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or any of its subsidiaries under any of the terms, conditions or provisions of (A) the Articles of Organization or other charter document of like nature or Bylaws of the Seller or any of its subsidiaries, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not have a Material Adverse Effect on the Seller.

     4.4 Consents and Approvals.

     (a) Except for consents, waivers or approvals of, or filings or registrations with, or notifications to, the Federal Reserve Board, the FDIC, the Massachusetts Commissioner, the MBBI, the DIF, the MHPF, the Securities and Exchange Commission (the "SEC"), the Secretary of State of The Commonwealth of Massachusetts, NASDAQ, and the DOJ, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties (which term does not include the Board of Directors or the stockholders of the Seller or the Seller Bank) are necessary, in connection with (a) the execution and delivery by the Seller of this Agreement and the execution and delivery of the Bank Merger Agreement by the Seller Bank, or (b) the consummation by the Seller of the Merger or by the Seller Bank of the Bank Merger. The affirmative vote of holders of two-thirds of the outstanding shares of Seller Common Stock is the only vote of the holders of any shares or series of capital stock or other securities of the Seller necessary to approve this Agreement and the Merger. The affirmative vote of twothirds of the outstanding shares of Bank Common Stock is the only vote of the holders of any shares or series of capital stock or other securities of the Seller Bank necessary to approve the Bank Merger. The Seller has no knowledge of any fact or circumstance relating to the Seller or its subsidiaries, including related to the Year 2000 Problem, that is reasonably likely to materially impede or delay receipt of any consents of regulatory or governmental authorities.

     (b) The execution and delivery of this Agreement by the Seller, and the execution and delivery of the Bank Merger Agreement by the Seller Bank, does not require any consent, approval, authorization or permit of, or filing with or notification to, any third party, except where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not have a Material Adverse Effect on the Seller or prevent consummation of the Merger or the Bank Merger.

     4.5 Financial Statements. The Seller has made available to the Buyer copies of (a) the consolidated balance sheets of the Seller and its subsidiaries as of December 31 for the fiscal years 1997 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in the Annual Reports of the Seller on Form 10K for the fiscal year ended December 31, 1998 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), accompanied by the audit report of Arthur

Andersen LLP, independent public accountants for the Seller, and (b) the unaudited consolidated balance sheet of the Seller and its subsidiaries as of March 31, 1999, the related unaudited consolidated statements of income and changes in stockholders' equity for the three (3) months ended March 31, 1999 and March 31, 1998 and the related unaudited consolidated statements of cash flows for the three (3) months ended March 31, 1999 and March 31, 1998, all as reported in the Seller's Quarterly Report on Form 10Q for the quarter ended March 31, 1999 filed with the SEC under the Exchange Act. The December 31, 1998 consolidated balance sheet ("Seller Balance Sheet") of the Seller (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10Q and 10K) to be filed by the Seller with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Seller and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal yearend adjustments). Each of the consolidated financial statements of the Seller and its subsidiaries, including, in each case, the notes thereto, made available to the Buyer comply, and the financial statements to be filed with the SEC by the Seller after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of the Seller and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

     4.6 Broker's Fees. Neither the Seller nor any of its officers, directors, employees, Affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement, except for the fees incurred in connection with the engagement of FoxPitt, Kelton Inc. ("FPK") and for legal, accounting and other professional fees payable in connection with the Merger. The Seller will be responsible for the payment of all such fees. The fee payable to FPK in connection with the transactions contemplated by this Agreement is as described in an engagement letter between the Seller and FPK, a true and complete copy of which has heretofore been furnished to the Buyer. The Seller has previously received the opinion of FPK to the effect that, as of the date of such opinion, the Merger Consideration to be received by the stockholders of the Seller pursuant to the Merger is fair to such stockholders, and such opinion has not been amended or rescinded as of the date of this Agreement.

     4.7 Absence of Certain Changes or Events. Except as disclosed in the Seller's Quarterly Report on Form 10Q for the quarter ended March 31, 1999, in any Current Reports of the Seller on Form 8K filed prior to the date of this Agreement, in Section 4.7 of the Seller Disclosure Schedule, in the Seller's proxy statement filed with respect to its 1999 Annual Meeting of stockholders, or as otherwise expressly permitted by this Agreement, since December 31, 1998, the Seller and its subsidiaries have not incurred any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), except in the ordinary course of their business consistent with their past practices, nor has there been (a) any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller or any Significant Subsidiary of the Seller, (b) any change by the Seller or any of its subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting,
(c) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Seller or any of its subsidiaries or any redemption, purchase or other acquisition of any of its securities, other than in the ordinary course of business consistent with past practice, (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of the Seller or any of its subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Seller or any of its subsidiaries, (e) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into, or (f) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

     4.8 Legal Proceedings. There is no claim, suit, action, proceeding or investigation of any nature pending or, to the best knowledge of the Seller, threatened, against the Seller or any subsidiary of the Seller or challenging the validity or propriety of the transactions contemplated by this Agreement, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Seller or otherwise materially adversely affect the Seller's or the Seller Bank's ability to perform its obligations under this Agreement or the Bank Merger Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against the Seller or any subsidiary of the Seller having, or which insofar as reasonably can be foreseen, in the future could have, any such effect. Seller has furnished to the Buyer copies of all attorney responses to the request of the independent auditors for the Seller and its subsidiaries in so far as they relate to loss contingencies of the Seller and its subsidiaries as of December 31, 1998 and a written list of, and documents relating to, all claims, suits, actions, proceedings or investigations pending against Seller or any of its subsidiaries.

     4.9 Reports. Since January 1, 1996, the Seller and its subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including, but not limited to, Forms 10K, Forms 10Q, Forms 8K, proxy statements and all other communications mailed by the Seller to its stockholders since January 1, 1996 (and copies of all such reports, registrations statements and communications have been or will be delivered by the Seller to the Buyer), (b) the Federal Reserve Board, (c) the FDIC, and (d) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "Seller Reports") and has paid all fees and assessments due and payable in connection with any of the foregoing. As of their respective dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.9 of the Seller Disclosure Schedule, none of the Seller's subsidiaries is required to file any form, report or other document with the SEC. The Seller has made available to the Buyer true and complete copies of all amendments and modifications that have not been filed by the Seller with the SEC to all agreements, documents and other instruments that previously had been filed by the Seller with the SEC and are currently in effect. Except for normal periodic examinations and examinations related to the Year 2000 Problem (the "Bank Examinations") conducted by the FRB, the FDIC, the Massachusetts Commissioner or any other Bank Regulator in the regular course of the business of the Seller and its subsidiaries, since January 1, 1998, no Bank Regulator has initiated any proceeding or, to the best knowledge of the Seller, investigation into the business or operations of the Seller or any of its subsidiaries.

     4.10 Agreements with Banking Authorities. Neither the Seller nor any of its subsidiaries is a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding, order to cease and desist with, is subject to any order or directive specifically naming or referring to Seller or any of its subsidiaries by, has been required to adopt any board resolution by, any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and neither the Seller nor any of its subsidiaries has received written notification from any such federal or state governmental entity that any such Person may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order. Neither the Seller nor any of its subsidiaries has been informed by any Bank Regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, commitment letter or similar submission. Neither the Seller nor any of its subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Seller or any of its subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

     4.11 Absence of Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the Seller Balance Sheet and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1998, neither the Seller nor any of its subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller.

     4.12 Compliance with Applicable Law. Each of the Seller and each Significant Subsidiary thereof holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of the Seller and each Significant Subsidiary thereof has complied with and is not in violation of or default in any material respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Seller or such Significant Subsidiary, other than where such default or noncompliance will not result in, or create the possibility of resulting in any Material Adverse Effect on the Seller or any Significant Subsidiary of the Seller, and neither the Seller nor any Significant Subsidiary of the Seller has received any notice of any violation of any such law, statute, order, rule, regulation, policy or agreement, or commencement of any proceeding in connection with any such violation, and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

     4.13 Taxes and Tax Returns. Except as set forth in Section 4.13 of the Disclosure Schedule:

     (a) Except where the failure to do so would not have a Material Adverse Effect on the Seller Companies as a whole, the Seller and each of its subsidiaries (referred to for purposes of this Section 4.13, collectively, as the "Seller Companies") have, since December 31, 1992, timely filed in correct form all Tax Returns that were required to be filed by any of them on or prior to the date hereof (the "Filed Tax Returns"), and have paid all Taxes shown as being due thereon.

     (b) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes not shown on the Filed Tax Returns, other than such additional Taxes as are being contested in good faith or which if determined adversely to the Seller Companies would not have a Material Adverse Effect on the Seller Companies as a whole. The Income Tax Returns of the Seller Companies have been examined by the Internal Revenue Service ("IRS") or other taxing authority, as applicable, for all years through 1994 and any liability with respect thereto has been satisfied. There are no material disputes pending or written claims asserted for Taxes or assessments upon any Seller Company, nor has any Seller Company been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county or local income tax return for any period. No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against any of the Seller Companies, which if determined adversely to the Seller Companies would have a Material Adverse Effect on the Seller Companies as a whole. No material Tax Return of any of the Seller Companies is now under examination by any applicable taxing authority. There are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of any Seller Company, except for such liens for Taxes that would not have a Material Adverse Effect on the Seller Companies as a whole.

     (c) Adequate provision has been made on the Seller Balance Sheet for all Taxes of the Seller Companies in respect of all periods through the date hereof.

     (d) Except with respect to intra-Seller Company agreements made or required under the federal consolidated tax return regulations, none of the Seller Companies is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes.

     (e) None of the Seller Companies has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which one of the Seller Companies was the parent.

     (f) Except as set forth in Section 4.13(f) of the Seller Disclosure Schedule, none of the Seller Companies has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code Section 162(m) or Code
Section 280G.

     4.14 Labor. No work stoppage involving the Seller or any of its subsidiaries is pending or, to the best knowledge of the Seller's management, threatened. Neither the Seller nor any of its subsidiaries is involved in, or, to the best knowledge of the Seller's management, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to interfere in any material respect with the respective business activities of the Seller or any of its subsidiaries. No employees of the Seller or any of its subsidiaries are represented by any labor union, and, to the best knowledge of the Seller's management, no labor union is attempting to organize employees of the Seller or any of its subsidiaries.

     4.15 Employees.

     (a) Except as set forth in Section 4.15(a) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries maintains or contributes to any "employee pension benefit plan" (the "Seller Pension Plans"), as such term is defined in Section 3(2) of ERISA, "employee welfare benefit plan" (the "Seller Benefit Plans"), as such term is defined in Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, other employee benefit plan for employees of the Seller or any of its subsidiaries, or any other plan, program or arrangement of the same or similar nature that provides benefits to nonemployee directors of the Seller or any of its subsidiaries (collectively, the "Seller Other Plans").

     (b) The Seller shall have made available to the Buyer complete and accurate copies of each of the following with respect to each of the Seller Pension Plans, the Seller Benefit Plans and the Seller Other Plans: (i) plan document; (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any;
(v) most recent annual report on Form 5500; and (vi) summary plan description.

     (c) Except as set forth in Section 4.15(c) of the Seller Disclosure Schedule, the current value of the assets of each of the Seller Pension Plans subject to Title IV of ERISA exceeds that plan's "Benefit Liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements.

     (d) Except as set forth in Section 4.15(d) of the Seller Disclosure Schedule, to the best knowledge of the Seller, each of the Seller Pension Plans and each of the Seller Benefit Plans, which are maintained or contributed to by the Seller, has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws.

     (e) To the best knowledge of the Seller, there has been no reportable event within the meaning of Section 4043(b) of ERISA or any waived funding deficiency within the meaning of Section 412(d)(3) (or any predecessor section) of the Code with respect to any Seller Pension Plan.

     (f) To the best knowledge of the Seller, each of the Seller Pension Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Seller Pension Plan is tax exempt under Section 501(a) of the Code, and the Seller is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

     (g) The Seller has made or provided for all contributions to the Seller Pension Plans required thereunder.

     (h) Except as set forth in Section 4.15(h) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries is party to or maintains any contract or other arrangement with any employee or group of employees, providing severance payments, stock or stockequivalent payments or postemployment benefits of any kind or providing that any otherwise disclosed plan, program or arrangement will irrevocably continue, with respect to any or all of its participants, for any period of time.

     (i) Except as set forth in Section 4.15(i) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries has ever (i) maintained any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA, or (ii) provided healthcare or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or state health continuation laws) or has ever promised to provide such post-termination benefits.

     (j) Except as set forth in Section 4.15(j) of the Seller Disclosure Schedule, no law suits, governmental administrative proceedings, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed, are pending, or to the best knowledge of the Seller, threatened with respect to any Seller Pension Plan, Seller Benefit Plan or Seller Other Plan. Seller has previously delivered to the Buyer all correspondence between the Seller and any Governmental Authority related to the matter set forth in Section 4.15(j) of the Seller Disclosure Schedule. There is no other material correspondence between the Seller and any Governmental Authority related to any other Seller Benefit Plan.

     4.16 Capitalization. The Seller and each of the subsidiaries of the Seller which are "insured depository institutions" are "adequately capitalized" as such term is defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

     4.17 Year 2000. Section 4.17 of the Seller Disclosure Schedule sets forth the "mission-critical" computer systems (as such term is commonly used in regulations and tradeorganization guidelines with respect to the Year 2000 Problem (as defined below)) owned or utilized by the Seller and its subsidiaries (the "Seller Mission Critical Systems"). Seller has taken all steps necessary to ensure that all of such Seller Mission Critical Systems will not, or Seller has received written assurances from the applicable third-party service providers with respect to each Seller Mission Critical System that each of such Seller Mission Critical Systems will not, contain any material deficiencies relating generally to formatting for entering dates (commonly referred to and referred herein as the "Year 2000 Problem") and each Seller Mission Critical System is in compliance in all material respects with all regulations and trade organization guidelines concerning the Year 2000 Problem, including, without limitation, all Interagency Statements issued by the Federal Financial Institutions Examination Council, as well as separate issuances by any regulatory agency having jurisdiction over Seller or any of its subsidiaries with respect to the Year 2000 Problem. Section 4.17 of the Seller Disclosure Schedule indicates which such Seller Mission Critical Systems are licensed by the Seller from a third-party service provider. To the best knowledge of the Seller, all of Seller's and its subsidiaries' other computer systems ("Non-Mission Critical Systems") are in compliance in all material respects with all regulations and trade organization guidelines concerning the Year 2000 Problem. Except as set forth in Section 4.17 of the Seller Disclosure Schedule, the Seller is not aware of any material expense that it will incur prior to December 31, 1999 in connection with the Year 2000 Problem. Neither the Seller nor any of its subsidiaries is aware of any inability on the part of any customer, insurance company or service provider with which the Seller or any subsidiary of the Seller transacts business to timely remedy any deficiencies of its own in respect of the Year 2000 Problem, which inability, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect on the Seller.

     4.18 Material Agreements.

     (a) Except as set forth in any of the Seller Disclosure Schedules or the index of exhibits in the Seller's Annual Reports on Forms 10-K for the years ended December 31, 1998, 1997 and 1996, except for this Agreement and the other Transaction Documents, neither the Seller nor any of its subsidiaries is a party to or is bound by (a) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of the Seller, except those entered into in the ordinary course of business; (b) any written (or oral, if material) agreement, arrangement, or commitment relating to the employment, including without limitation, employment as a consultant of any person or the election or retention in office or severance of any present or former director or officer of the Seller or any of its subsidiaries; (c) any contract, agreement, or understanding with any labor union; (d) any agreement by and among the Seller, any subsidiary of the Seller and/or any Affiliate thereof; (e) any contract or agreement or amendment thereto that would be required to be filed as an Exhibit to a Form 10-K filed by the Seller as of the date hereof that has not been filed as an Exhibit to the Form 10-K filed by it for 1998; (f) any agreement, arrangement, or commitment (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Seller or any of its subsidiaries to any officer or employee thereof, (g) any agreement, arrangement or commitment (whether written or oral) which materially restricts the conduct of any line of business by the Seller or any of its subsidiaries, or (h) any agreement, arrangement or commitment (whether written or oral) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Seller has previously delivered to the Buyer true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Seller or any of its subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section, whether or not set forth in Section 4.18 of the Seller Disclosure Schedule, is referred to herein as a "Seller Contract."

     (b) (i) To the best knowledge of the Seller, each Seller Contract listed on such Seller Disclosure Schedule is legal, valid and binding upon the Seller or Seller subsidiary, as the case may be, and in full force and effect, (ii) the Seller and each Seller subsidiary has in all material respects performed all obligations required to be performed by it to date under each such Seller Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Seller or any Seller subsidiary under any such Seller Contract.

     4.19 Property and Leases

     (a) Each of the Seller and each Seller subsidiary has good and marketable title to all the real property and all other property owned by it and included in the Seller Balance Sheet, free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens that secure liabilities that are reflected in the Seller Balance Sheet or incurred in the ordinary course of business after the date of the Seller Balance Sheet, (B) Liens for current taxes and assessments not yet past due or which are being contested in good faith, (C) inchoate mechanics' and materialmen's Liens for construction in progress, (D) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Seller or any of its subsidiaries consistent with past practice, (E) all matters of record, Liens and other imperfections of title and encumbrances which, either individually or in the aggregate, would not be material, and (F) those items that secure public or statutory obligations or any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank, interbank credit facilities, or any transaction by any Seller subsidiary acting in a fiduciary capacity (collectively, "Permitted Liens").

     (b) All leases of real property leased for the use or benefit of the Seller or any of its subsidiaries to which any of the foregoing is a party requiring rental payments in excess of $5,000,000 during the period of the lease, and all amendments and modifications thereto, are in full force and effect, and there exists no material default under any such lease by the Seller or any of its subsidiaries nor, to the best knowledge of the Seller, any event which with notice or lapse of time or both would constitute a material default thereunder by the Seller or any other Seller subsidiaries, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to the Seller.

     4.20 Loan Portfolio. To the best knowledge of the Seller, all of the loan agreements, notes or borrowing arrangements with respect to loans in excess of $2,500,000 in original principal amount (collectively, "Loans") originated and held currently and at the Effective Time by the Seller or any of its subsidiaries, and any other Loans purchased and held currently and at the Effective Time by the Seller or any of its subsidiaries, were solicited, originated and exist, and will exist at the Effective Time, in material compliance with all applicable loan policies of the Seller or such subsidiary. The information (including electronic information and information contained on tapes and computer disks) with respect to all loans of the Seller and its subsidiaries furnished to the Buyer by the Seller is true and complete in all material respects.

     4.21 Investment Securities. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms'length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Seller and its subsidiaries included in its Annual Report on Form 10K for the period ended December 31, 1998, and none of the material investments made by the

Seller or any of its subsidiaries since December 31, 1998, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

     4.22 Derivative Transactions. Neither the Seller nor any or its subsidiaries is engaged in transactions in or involving forwards, futures, options on futures, swaps or similar derivative instruments except as agent on the order and for the account of others other than Federal Home Loan Bank advances or in connection with mortgage loan secondary market activities in the ordinary course of business consistent with the Seller Bank's past practices.

     4.23 Insurance. Section 4.23(a) of the Seller Disclosure Schedule sets forth a summary of all material policies of insurance of the Seller and its subsidiaries currently in effect, which summary is accurate and complete in all material respects. All of the policies relating to insurance maintained by the Seller or any of its subsidiaries with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefor) are in full force and effect and, neither the Seller nor any of its subsidiaries has received any notice of cancellation with respect thereto. Except as set forth in Section 4.23(b) of the Seller Disclosure Schedule, all life insurance policies on the lives of any of the current and former officers and directors of the Seller or any of its subsidiaries which are maintained by the Seller or any such subsidiary which are otherwise included as assets on the books of the Seller or such subsidiary
(i) are, or will at the Effective Time be, owned by the Seller or such subsidiary, as the case may be, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Seller or such subsidiary agree that there will not be an amendment prior to the Effective Time without the consent of the Buyer, and (ii) are accounted for properly as assets on the books of the Seller or such subsidiary in accordance with GAAP in all material respects.

     4.24 Environmental Matters.

     (a) Except as set forth in the Environmental Reports, each of the Seller and its subsidiaries and, to the best knowledge of the Seller, the Loan Properties (each as hereinafter defined), are, and have been, in compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except in each case as have not been or would not be material.

     (b) There is no suit, claim, action or proceeding pending or, to the best knowledge of the Seller threatened, before any Governmental Authority or other forum in which the Seller or any of its subsidiaries has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment (as hereinafter defined) of any Hazardous Materials (as hereinafter defined) or

Oil (as hereinafter defined) occurring at or on a site owned, leased or operated by the Seller or any of its subsidiaries, except in each case as have not been or would not be material.

     (c) To the best knowledge of Seller, there is no suit, claim, action or proceeding pending or threatened, before any Governmental Authority or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment of any Hazardous Material or Oil whether or not occurring at or on a site owned, leased or operated by a Loan Property, except in each case as have not been or would not be material.

     (d) Except as set forth in Section 4.24(d) of the Seller Disclosure Schedule, neither the Seller nor any of its subsidiaries, nor to their best knowledge or any Loan Property, has received any written notice regarding a matter on which a suit, claim, action or proceeding as described in subsection
(b) or (c) of this Section 4.24 could reasonably be based, except in each case as have not been or would not be material. No facts or circumstances have come to the Seller's attention which have caused it to believe that a material suit, claim, action or proceeding as described in subsection (b) or (c) of this
Section 4.24 could reasonably be expected to occur.

     (e) During the period of (i) the Seller's or any of its subsidiaries' ownership or operation of any of their respective current properties or (ii) the Seller's or any of its subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of Seller, there has been no release or presence of Hazardous Material or Oil in, on, under or affecting such property or Loan Property, except where such release or presence is not or would not, either individually or in the aggregate, be material. To the best knowledge of the Seller, prior to the period of (x) the Seller's or any of its subsidiaries' ownership or operation of any of their respective current properties or any previously owned or operated properties, or (y) the Seller's or any of its subsidiaries' holding of a security interest in a Loan Property, there was no release or presence of Hazardous Material or Oil in, on, under or affecting any such property or Loan Property, except where such release or presence is not or would not, either individually or in the aggregate, be material.

     (f) Neither Seller nor any of its subsidiaries is an owner or operator of any Loan Property and there are no Participation Facilities.

     (g) The following definitions apply for purposes of this Section 4.24: (i) "Loan Property" means any property in which the Seller or any of its subsidiaries holds a security interest, and, where required by the context (as a result of foreclosure), said term means the owner or operator of such property; (ii) "Participation Facility" means any facility in which the Seller or any of its subsidiaries participates or has participated in the management and, where required by the context, said term means the owner or operator of such property; (iii) "Hazardous Material" means any pollutant, contaminant, or hazardous substance or hazardous material as defined in or pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42

U.S.C. ss.9601 et seq., or any other federal, state, or local environmental law, regulation, or requirement; (iv) "Oil" means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. ss. 1251 et seq., or any other federal, state, or local environmental law, regulation, or requirement; and (v) "Environment" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium.

     4.25 Administration of Fiduciary Accounts. Each of the Seller and its subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law. The accountings for each such fiduciary account are true and correct in all material respects and accurately reflects the assets of such fiduciary account.

     4.26 Investment Management Activities. Except as set forth in Section 4.26 of the Seller Disclosure Schedule, none of the Seller or any of its subsidiaries is required to be registered as an investment adviser, a broker, dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, The Commodity Futures Trading Commission, the National Futures Association, the securities commission of any state or any self-regulatory body. The Seller and each of its subsidiaries has performed and administered in all material respects all of its investment management or investment advisory accounts in accordance with the terms and conditions of the governing documents for such account and with applicable law. The accountings for each such investment management and investment advisory account are true and correct in all material respects and accurately reflect the assets of such fiduciary accounts.

     4.27 Recent Acquisitions. Except (i) as set forth Section 4.27 of the Seller Disclosure Schedule and (ii) for the obligation to (x) maintain directors and officers liability insurance policies for the benefit of certain officers and directors of entities which either the Seller or a subsidiary has acquired (whether by merger, stock acquisition, acquisition of assets or otherwise), and (y) indemnify such parties for certain liabilities arising in connection with their service as officers or directors of such entities, neither the Seller nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent, or otherwise and whether or due or to become due) arising out of or relating to any such acquisition which has not been adequately provided for, reflected or disclosed in the SEC Reports or the Seller Balance Sheet.

     4.28 Seller Rights Agreement. Seller has taken all necessary action so that the entering into of this Agreement, the Bank Merger Agreement and the Seller Option Agreement and the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Seller Rights Agreement or enable or require the Seller rights issuable thereunder to be exercised, distributed or triggered. The Seller has adopted an amendment to the Seller Rights Agreement in the form of Exhibit III attached hereto.

     4.29 State Takeover Laws. The Board of Directors of the Seller has approved the transactions contemplated by this Agreement, the Bank Merger Agreement and the Seller Option Agreement and taken all other requisite action such that the provisions of Ch. 110F of the Massachusetts General Laws and the provisions of the Seller's Articles of Organization relating to special voting requirements for certain business combinations will not apply to this Agreement or the Seller Option Agreement or any of the transactions contemplated hereby or thereby.

     4.30 Proxy Statement; Seller Information. The information relating to the Seller and its subsidiaries to be contained in the Proxy Statement as described in Section 6.1 hereof, and any other documents filed with the SEC in connection herewith, will not, on the date the Proxy Statement is first mailed to stockholders of the Seller or at the time of the Seller Stockholders Meeting, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

     4.31 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedule, furnished to the Seller pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading. To the best knowledge of the Seller, all information material to the Merger and the transactions contemplated by this Agreement, or which is necessary to make the representations and warranties herein contained not misleading, has been disclosed in writing to the Seller.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Seller Option Agreement, the Seller shall, and shall cause each of its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, including without limitation, implementing a retention program in furtherance thereof, which program shall be proposed by the Buyer after consultation with the Seller; provided, that if the Merger shall not be consummated, the Buyer shall reimburse the Seller for the cost of any retention bonuses paid to or earned by the employees prior thereto pursuant to such program, and (iii) take no action which would materially adversely affect or materially delay the ability of the Seller to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement, the Bank Merger Agreement or the Seller Option Agreement.

     5.2 Seller Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the Seller Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement the Bank Merger Agreement or the Seller Option Agreement (and the Buyer acknowledges that any action taken by the Seller or any of its subsidiaries prior to the Effective Time which is expressly permitted or required by this Agreement shall not be deemed a breach of any representation, warranty, agreement or covenant herein), the Seller shall not, and the Seller shall not permit any of its subsidiaries to, without the prior written consent of the Buyer, which consent shall not be unreasonably withheld:

     (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than shortterm indebtedness incurred to refinance short-term indebtedness and indebtedness of the Seller or any of its subsidiaries to the Seller or any of its subsidiaries; it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, Federal Home Loan Bank borrowings, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

     (b) adjust, split, combine or reclassify any shares of its capital stock or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock, make, declare or pay any dividend or make any other distribution on, whether payable in cash, stock, property or otherwise, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares or its capital stock (except for (i) regular quarterly cash dividends in respect of each full fiscal quarter following the date hereof at a rate not in excess of $.15 per share of Seller Common Stock and consistent with past practice, (ii) dividends paid by any of the wholly owned subsidiaries of the Seller to the Seller or any of its wholly-owned subsidiaries, and (iii) a special one-time cash dividend in respect of any partial fiscal quarter following the date hereof and prior to the Effective Date, declared and payable prior to the Effective Time in an amount equal to the per share number determined by multiplying .15 by a fraction, the numerator of which is the number of calendar days from the beginning of the last fiscal quarter during which the Effective Time is to occur, to the payment date of the special dividend referred to herein and the denominator of which is the total number of days in the quarter during which the Effective Time is to occur, and in respect of which no regular quarterly dividend has been declared or paid, which special dividend shall be payable if (A) prior to the Effective Time, the

Buyer or any Affiliate of the Buyer submits a bid or other offer to acquire any assets or liabilities in the Branch Divestiture and the Effective Time has not occurred on or before January 31, 2000, or, alternatively, (B) prior to the Effective Time, neither the Buyer nor any Affiliate of the Buyer submits a bid or other offer to acquire any assets or liabilities in the Branch Divestiture and the Effective Time does not occur on or before February 29, 2000); or issue, sell pledge or encumber any additional shares of capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, except up to a maximum of 2,386,818 shares of Seller Common Stock pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement or except pursuant to the Seller Rights Agreement;

     (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly-owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

     (d) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof, or commitment to make such an investment, and, in any event regardless of whether consistent with past practice, make any such investment or commitment to make such an investment which is in excess of $5.0 million; provided, however, that the terms of this
Section 5.2(d) shall not apply to the Seller's investment securities portfolio or gap position, each of which is expressly covered by Section 5.2(i) hereof;

     (e) except for transactions in the ordinary course of business consistent with past practice, enter into, terminate or renew any material contract or agreement, or make any change in any of its material contracts;

     (f) (i) adopt, amend, renew or terminate any Plan or any agreement, arrangement or plan between the Seller or any of its subsidiaries and one or more of its current or former directors, officers or employees; (ii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Seller or any of its subsidiaries; (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund policy or arrangement providing for any benefit to any director, officer or employee; or (iv) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profitsharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, in all cases, other than in the ordinary course of business consistent with past practice; provided, that, notwithstanding anything to the contrary set forth in this Agreement, prior to the Closing Date, the Seller shall be permitted (A) in consultation with the

Buyer, to determine bonuses to be paid to employees of the Seller and its subsidiaries for the 1999 fiscal year, which bonuses (other than those bonuses to be paid to employees of United States Trust Company) shall be determined in the ordinary course of business and consistent with the Seller's Annual Incentive Plan for Senior Officers and the 1998 Officer and Non-Officer Bonus Programs, true and correct copies of each of which have been provided to the Buyer, in each case as modified in the manner described in Section 5.2(f) of the Seller Disclosure Schedule; provided, further, however, that in no event shall the aggregate bonuses paid by the Seller to its employees pursuant to this Section 5.2(f)(A) exceed 110% of the aggregate bonuses paid by the Seller to its employees for the 1998 fiscal year; provided, further, that such bonuses shall be paid in the manner described in Section 5.2(f)(A) of the Seller Disclosure Schedule, and (B) to grant salary increases to its employees (other than those employees of the Seller who are officers) at the regular review date of such non-officer employees in an aggregate amount for all such non-officer employees not to exceed three percent (3%) of the current annualized base salaries of such non-officer employees or constitute more than a ten percent (10%) increase with respect to any one such employee;

     (g) settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice;

     (h) amend its Articles of Organization or its By-Laws;

     (i) other than after prior consultation with the Buyer, or in the ordinary course of business, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

     (j) enter into any new line of business or file any application to relocate or terminate the operations of any banking office of the Seller or any of its subsidiaries or, other than after prior consultation with Buyer, materially expand the business currently conducted by the Seller and its subsidiaries;

     (k) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, other business organization or any division thereof or any material amount of assets;

     (l) except as provided in Section 5.8 hereof, incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and such related obligations or liabilities incurred or committed with respect to the Medford operations facility described in Section 5.8 hereof, or in the ordinary and usual course of business consistent with past practice, and in all cases the Seller agrees to obtain the consent of the Buyer with respect to capital expenditures that individually exceed $250,000 or cumulatively exceed $5,000,000;

     (m) take any action with respect to accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Seller's independent accountants; or make any tax election or settle or compromise any federal, state, local or foreign tax liability;

     (n) make any new or additional equity investment in real estate or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice;

     (o) change in any material respect its loan policies, except as required by regulatory authorities;

     (p) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to,
(i) any lease, contract, agreement or commitment for office space, operations space or branch space to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries or their respective properties is bound; or (ii) regardless of whether consistent with past practices, any lease, contract, agreement or commitment involving an aggregate payment by or to the Seller or any of its subsidiaries of more than $1,000,000 or having a term of one year or more from the date of execution;

     (q) commit any act or omission which constitutes a material breach or default by the Seller or any of its subsidiaries under any Regulatory Agreement or under any material contract or material license to which any of them is a party or by which any of them or their respective properties is bound;

     (r) engage in any activity that would result in the disqualification of Affiliated Community Bancorp, Inc. as a security corporation, as described in
Section 38B(b) of Chapter 63 of the MGL;

     (s) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

     (t) authorize or agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

     5.3 Buyer Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Buyer and its Affiliates shall not, and the Buyer shall not permit any of its subsidiaries to, without the prior written consent of the
Seller:

     (a) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions of the Merger set forth in Article VII of this Agreement not being satisfied or in a violation of any provision of this Agreement;

     (b) take any action that is intended or may reasonably be expected to materially adversely affect or, except with respect to bidding or entering into an agreement to acquire any assets or liabilities proposed to be divested in connection with the merger of Fleet Financial Group, Inc. and BankBoston Corporation, materially delay its ability to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement;

     (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

     5.4 System Conversions. From and after the date hereof, the Buyer and the Seller shall meet on a regular basis to discuss and plan for the conversion of the Seller's and its subsidiaries' data processing and related electronic informational systems to those used by the Buyer and its subsidiaries, which planning shall include, but not be limited to, discussion of the possible termination by the Seller of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by the Seller or any of its subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that the Seller shall not be obligated to take any such action prior to the Effective Time and, unless the Seller otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that the Seller or any of its subsidiaries takes, at the request of the Buyer, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees, expenses or charges, the Buyer shall indemnify the Seller and its subsidiaries for any such fees, expenses and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

     5.5 Certain Changes and Adjustments. Prior to the Closing, the Buyer and the Seller shall consult with each other concerning the Seller Bank's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and the Buyer Bank's plans with respect to the foregoing after the Effective Time; provided, however, that neither the Seller nor the Seller Bank shall be obligated to take any action pursuant to this Section which is inconsistent with GAAP and, in any event, unless and until the Buyer acknowledges, and the Seller and the Seller Bank are satisfied, that all conditions to Seller's obligation to consummate the Merger have been satisfied and that the Buyer intends to consummate the Merger in accordance with the terms of this Agreement. No action taken by the Seller or the Seller Bank pursuant to this Section or the consequences resulting therefrom shall be deemed to be a breach of any representation, warranty, agreement or covenant herein or constitute a Material Adverse Effect. In the event that the Seller or any of its subsidiaries takes, at the request of the Buyer, any action pursuant to this Section 5.5, the Buyer shall indemnify the Seller and its subsidiaries for any fees, expenses and charges, and the costs of reversing the action taken, if for any reason the Merger is not consummated in accordance with the terms of this Agreement.

     5.6 Branches. Prior to the Effective Time, the Buyer and the Seller shall consult and cooperate with each other concerning alignment of the Buyer Bank's and the Seller Bank's branches following the Effective Time, and the Seller will, if requested by the Buyer, cooperate with the Buyer to cause Seller Bank to prepare and file applications for branch closings with all appropriate Bank Regulators after all of the Requisite Regulatory Approvals have been obtained (without regard to any applicable waiting periods). If for any reason the Merger is not consummated in accordance with the terms of this Agreement, the Buyer will reimburse the Seller for any fees or expenses incurred in connection with the preparation and filing of such applications at the request of the Buyer.

     5.7 Servicing. The Seller agrees that upon the expiration of any of the Seller's or its subsidiaries' 401(k) servicing agreements prior to the Closing, it will enter into a new 401(k) servicing agreement with the same service provider as the Buyer, provided, however, that the Seller or its subsidiaries shall not be obligated to do so unless the terms of such new agreement are comparable to or not materially less favorable than terms then available to the Seller. If requested by the Buyer, the Seller shall, and shall cause certain of its subsidiaries to, provide notices of termination with respect to certain other servicing arrangements of the Seller or its subsidiaries existing as of the date hereof; provided, however, that, if for any reason the Merger is not consummated in accordance with the terms of this Agreement, the Buyer shall indemnify the Seller and its subsidiaries for any fees, expenses, charges, and the costs of reversing the action taken or entering into a new servicing agreement on terms substantially similar to the servicing arrangements so terminated pursuant to this Section 5.7.

     5.8 Medford Operations Facility. From and after the date hereof, the Buyer and the Seller shall consult and cooperate with each other with respect to the completion of the building of the Seller's Medford operations facility and the parties shall use their reasonable best efforts to continue utilizing for the completion and renovation of such facility those contractors to whom commitments to complete work in such facility have already been made by the Seller as of the date hereof; provided, however, that the Seller shall not enter into any new commitments with respect to capital expenditures on such facility without the consent of the Buyer; provided, further, that in the event that the Merger is not consummated in accordance with the terms of this Agreement, at the Seller's option, within thirty (30) days of the Seller's written request, the Buyer shall purchase the Medford operations facility from the Seller at a cash purchase price equal to the net book value of such facility as of the date of purchase and upon such other terms and conditions as are conventional for the sale of similar commercial real estate.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 Regulatory Matters; Consents.

     (a) The Seller will as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders

(the "Seller Stockholders Meeting") to be held as soon as possible following clearance by the SEC of the Seller Proxy Statement, for the purpose of approving this Agreement and the Merger.

     (b) The Seller's Board of Directors has adopted a resolution recommending approval and adoption of this Agreement and the Merger by the Seller's stockholders, and except as provided in the next sentence, the Board of Directors of the Seller shall at all times recommend approval and adoption of this Agreement and the Merger by the Seller's stockholders. The Board of Directors of the Seller shall be permitted to withdraw or modify in a manner adverse to the Buyer (or not to continue to make) its recommendation to its stockholders if, but only if, (a) in the opinion of the Seller's outside counsel, such action is required, in response to an unsolicited bona fide written Superior Proposal, in order for the Board of Directors of the Seller to comply with its fiduciary duties under applicable law, (b) the Seller has given the Buyer five (5) business days' prior notice of the receipt of such Superior Proposal and the Seller's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by the Buyer, and (c) the Seller has fully and completely complied with Section 6.2 hereof. For the purposes of this Agreement, "Superior Proposal" shall mean any bona fide Acquisition Transaction for at least a majority of the outstanding shares of the Seller Common Stock on terms the Board of Directors of the Seller determines in its good faith judgment (taking into account the advice of a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Transaction, including any break-up fees, expense reimbursement provisions and conditions to consummation) are in the aggregate more favorable and provide greater value to all the Seller's stockholders than this Agreement and the Merger taken as a whole. For purposes of this Agreement, "Acquisition Transaction" means any offer or proposal for, or any indication of interest in (w) a merger or consolidation, or any similar transaction, involving the Seller or any Significant Subsidiary of the Seller, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of the Seller or all or substantially all of the assets or deposits of any Significant Subsidiary of the Seller, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of the Seller or more than 25% of any Significant Subsidiary of the Seller, or (z) any substantially similar transaction.

     (c) As soon as practicable after the date hereof, and in any event by July 15, 1999, the Seller shall prepare and file the Seller Proxy Statement with the SEC under the Exchange Act and shall use its reasonable best efforts to have the Seller Proxy Statement cleared by the SEC. The Buyer and the Seller shall cooperate with each other in the preparation of the Seller Proxy Statement and the Seller shall notify the Buyer promptly of the receipt of any comments of the SEC with respect to the Seller Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the Buyer promptly copies of all correspondence between the Seller or any representative of the Seller and the SEC. The Seller shall give the Buyer and its counsel the opportunity to review the Seller Proxy Statement prior to its being filed with the SEC and shall give the Buyer and its counsel the opportunity to review all amendments and supplements to the Seller Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Buyer and the Seller agrees to use its reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Seller Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Seller Common Stock entitled to vote at the Seller Stockholders Meeting referred to in Section 6.1(a) hereof at the earliest practicable time.

     (d) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. The Buyer and the Seller shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Buyer or the Seller, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (e) The Buyer and the Seller shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Seller Proxy Statement or any other statement, filing, notice or application made by or on behalf of any Affiliate of the

Buyer, the Buyer or the Seller or any of their respective subsidiaries to any Governmental Authority in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

     (f) The Buyer and the Seller shall promptly advise each other upon receiving (and the Buyer shall so advise with respect to communications received by any Affiliate of the Buyer) any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2 No Solicitation. Unless and until this Agreement shall have been properly terminated by either party pursuant to Section 8.1 hereof, neither the Seller nor any of its subsidiaries or Affiliates shall (and the Seller shall use its reasonable best efforts to cause its representatives, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or take any action to facilitate, any inquires or the making of an offer or proposal regarding, or participate in any discussions or negotiations with, or provide any information to, any Person (other than the Buyer and its Affiliates or representatives), concerning any Acquisition Transaction provided, that the Seller may, in response to an unsolicited written offer or proposal regarding an Acquisition Transaction, furnish non-public information with respect to the Seller and its subsidiaries to the third party making such written offer or proposal and may participate in negotiations regarding such written offer or proposal if (A) the Seller's Board of Directors determines in good faith based on the written advice of outside counsel of the Seller that such action is required for the Seller's Board of Directors to comply with the fiduciary duties applicable to directors under applicable law and (B) the Seller has received from such third party an executed confidentiality agreement with terms not materially less favorable to the Seller than those contained in the Confidentiality Agreement with the Buyer. Notwithstanding the foregoing, nothing contained in this
Section 6.2 shall prohibit the Seller or its Board of Directors from taking and disclosing to the Seller's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d9 and 14e2(a) promulgated under the Exchange Act or from making such disclosure to the Seller's stockholders which, in the judgment of the Board of Directors as determined in good faith and as advised in writing by outside counsel, may be required under applicable law. The Seller will immediately communicate to the Buyer the terms of any proposal, discussion, negotiation or inquiry relating to an Acquisition Transaction and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction (which shall mean that any such communication shall be delivered no less promptly than by telephone within 24 hours of the Seller's receipt of any such proposal or inquiry) or its receipt of any request for information from the Federal Reserve Board, the DOJ, or any other Governmental Authority with respect to a proposed Acquisition Transaction. The Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Seller or the Seller Bank is a party regarding an Acquisition Transaction.

     6.3 Access to Information.

     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of the Buyer and the Seller, for the purposes of verifying the representations and warranties of the other and relating to the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each of the Buyer and the Seller shall, and shall cause their respective subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Buyer or the Seller, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither the Buyer nor the Seller nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Buyer's or the Seller's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) All information furnished by any party hereto to the other or its representatives pursuant hereto shall be treated as the sole property of the party providing the information and, if the Merger shall not occur, the party being furnished such information shall return to the other party all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The parties hereto shall, and shall use their reasonable best efforts to cause their representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in the possession of the party being furnished such information prior to the disclosure thereof by the other party, (y) was then generally known to the public, or (z) was disclosed to the party being furnished such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law.

     (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

     6.4 Legal Conditions to Merger. Each of the Buyer and its Affiliates and the Seller shall, and the Seller shall cause its subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other third party that is required to be obtained by the Buyer or the Seller or any of their respective subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

     6.5 Employment and Benefit Matters.

     (a) From and after the Effective Time, the Buyer agrees to provide the employees of the Seller and its subsidiaries (the "Seller Employees") who remain employed after the Effective Time (collectively, the "Transferred Seller Employees") with the types and levels of employee benefits maintained by the Buyer for similarly situated employees of the Buyer. The Buyer will treat, and cause its applicable benefit plans to treat, the service of Seller Employees with Seller or any subsidiary of Seller as service rendered to the Buyer or any Affiliate of Buyer for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation, but not for benefit accrual (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing, the Buyer shall not treat any employee of the Seller or any of its subsidiaries as a "new" employee for purposes of any exclusions under any health or similar plan of the Buyer for a pre-existing medical condition, and will make appropriate arrangements with its insurance carrier(s) to ensure such result.

     (b) Compensation Arrangements. Following the Effective Time, the Buyer shall honor and shall cause its subsidiaries to honor in accordance with their terms all individual employment, termination, severance, change in control, post-employment and other compensation agreements, arrangements and plans existing prior to the execution of this Agreement, which are between the Seller or any subsidiary of the Seller and any director, officer or employee thereof, and the Buyer will not, and will not cause any of its subsidiaries to, challenge the validity of any obligation of the Seller or any subsidiary of the Seller under, any employment, severance, change in control, post-employment, consulting, supplemental retirement or such other compensation, contract or arrangement with any current or former director, officer or employee of the Seller. Notwithstanding the terms of this Agreement or any plan to the contrary, prior to the Effective Time, the Seller shall be permitted to cause one or more trusts to be formed and to fund such trusts, the purpose of which will be to fund all obligations which may be payable after the Effective Time to employees of the Seller under the Seller's Senior Executive Plan and such other plans of the Seller set forth in Section 6.5(b) of the Seller Disclosure Schedule.

     (c) Continuation of Plans. Notwithstanding anything to the contrary contained herein, the Buyer shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of the Seller; provided, however, that the Buyer shall continue to maintain the Seller plans (other than stock based or incentive plans or stock funds in retirement plans) until the Seller Employees are permitted to participate in the Buyer's plans. Nothing in this Agreement shall alter or limit the Buyer's obligations, if any, under ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Health Insurance Portability and Accountability Act of 1996 with respect to the rights of Seller Employees and their qualified beneficiaries in connection with the group health plan maintained by the Seller as of the Effective Time.

     (d) Severance Obligations. For a period of one (1) year after the Closing Date, the Buyer will provide all Seller Employees who are not otherwise covered by a specific termination, severance or change in control agreement with a severance plan with provisions which are at least as favorable in the aggregate to any Seller Employee whose employment is terminated after the Effective Time as the severance plan or policy currently maintained by the Seller or any Seller subsidiary for such employee as disclosed in Section 4.15(a) of the Seller Disclosure Schedule. Any Seller Employee whose position is terminated on or prior to the Effective Time shall be entitled to severance benefits in accordance with the severance plan or policy currently maintained by the Seller or any subsidiary of the Seller for such employee.

     (e) The provisions of this Section 6.5 respecting the Buyer's agreement to honor the contracts, arrangements, commitments and understandings referred to in Section 6.5(b) are intended to be for the benefit of and enforceable by the persons referred to therein or the parties to these agreements, respectively, and their heirs and representatives.

     (f) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Seller or any of its subsidiaries take any action or make any payments that would result, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code or that would result, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code.

     6.6 Directors' and Officers' Indemnification and Insurance.

     (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Seller or any of its subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Seller, any of the Seller's subsidiaries or any of their respective predecessors or (ii) this Agreement, the Seller Option Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Buyer shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective
Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Buyer; provided, however, that (1) the Buyer shall have the right to assume the defense thereof and upon such assumption the Buyer or the Buyer Bank shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Buyer elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Buyer, and the Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) the Buyer shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) the Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) the Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Buyer thereof, provided that the failure to so notify shall not affect the obligations of the Buyer under this Section 6.6 except to the extent such failure to notify materially prejudices the Buyer. The Buyer's obligations under this Section 6.6 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

     (b) The Buyer shall maintain the Seller's (including its subsidiaries') existing directors' and officers' liability insurance (the "D&O Insurance") covering persons who are currently covered by the Seller's D&O Insurance for a period of six (6) years after the Effective Time on terms no less favorable than those in effect on the date hereof and shall at the Effective Time provide evidence of such extension of coverage to the Seller; provided, however, that the Buyer may substitute therefor policies providing substantially comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof. In connection with the foregoing, the Seller agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

     (c) In the event the Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Buyer assume the obligations set forth in this section.

     (d) The provisions of this Section 6.6 are intended to be for the benefit of, and enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the charter or by-laws of the Seller or any of its subsidiaries, any contract or applicable law.

     6.7 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Buyer.

     6.8 Advice of Changes. The Buyer and the Seller shall each promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.9 Update of Disclosure Schedules. From time to time prior to the Effective Time, the Seller will promptly supplement or amend the Seller Disclosure Schedule to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule or which is necessary to correct any information in the Seller Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to the Seller Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 7.2(b) hereof or compliance by the Seller with the covenants set forth in Article V hereof.

     6.10 Current Information.

     (a) As soon as practicable, the Seller will furnish to the Buyer copies of all such financial statements and reports as it or any of its subsidiaries shall send to its stockholders, the SEC or any other Governmental Authority, to the extent any such reports furnished to any such Governmental Authority are not confidential and except as legally prohibited thereby, and will furnish to the Buyer such additional financial data as the Buyer may reasonably request.

     (b) Promptly upon receipt thereof, the Seller will furnish to the Buyer copies of all internal control reports submitted to the Seller and its subsidiaries by independent auditors in connection with each annual, interim or special audit of the books of the Seller and its subsidiaries made by such auditors.

     (c) The Seller will promptly notify the Buyer of any material change in the normal course of business or in the operation of the properties of the Seller or any of its subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Seller or any of its subsidiaries, and will keep the Buyer reasonably informed of such events.

     6.11 Liaison Committee. During the period from the date of this Agreement to the Effective Time, the Seller will make available one or more of its designated representatives (a) to confer on a regular and frequent basis (not less than monthly) with representatives of the Buyer to report on (i) the general status of the ongoing operations of the Seller and its subsidiaries,
(ii) the status of, and the action proposed to be taken with respect to, those loans held by the Seller or any of its subsidiaries which, either individually or in combination with one or more other loans to the same borrower thereunder, have an aggregate outstanding principal amount of $5,000,000 or more and are classified or non-performing assets, and (iii) the status of, and the action proposed to be taken with respect to, foreclosed property and other real estate owned, and (b) to communicate with respect to the manner in which the business of the Seller and its subsidiaries are conducted and the disposition of certain assets after the Effective Time, Year 2000 preparedness, the type and mix of products and services, personnel matters, branch alignment, branch closings, the granting of credit, and problem loan management, reserve adequacy and accounting. In order to facilitate the foregoing, the Seller and the Buyer shall promptly establish a liaison committee (the "Liaison Committee"), which will be chaired by an officer designated by the Buyer and which will meet on a regular basis to discuss these matters and may establish subcommittees from timetotime to pursue various issues. In addition, during the period from the date of this Agreement to the Effective Time, on the date that the Seller Bank delivers to the members of its senior credit committee applicable information and reports for the next upcoming meeting of such committee, the Seller shall provide to a designated representative of the Buyer located in Boston, Massachusetts access to the same information and reports as are provided to the Seller Bank's senior credit committee members with respect to new loans and extensions of credit proposed to be made by the Seller Bank in excess of $5,000,000. The representative designated by the Buyer shall also be allowed to attend the Seller Bank's senior credit committee meetings and be a non-voting observer thereof. The Seller, if requested by the Buyer, will assist the Buyer to prepare to sell a portion of its single family residential mortgage loans and mortgage loan servicing rights following the Effective Time; provided, that Buyer shall indemnify the Seller and its subsidiaries for any fees, expenses and charges incurred by Seller in connection therewith if the Merger is not consummated in accordance with the terms of this Agreement.

     6.12 Bank Merger. Unless otherwise determined by the Buyer prior to the Closing, at the effective time of the Bank Merger the Articles of Organization and By-Laws of the Buyer Bank, as in effect immediately prior thereto, shall be the Articles of Organization and By-Laws of the Surviving Bank until thereafter amended as provided by law and such Articles of Organization and By-Laws. The directors and officers of the Buyer Bank immediately prior to the effective time of the Bank Merger shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the Articles of Organization and ByLaws of the Surviving Bank and until their respective successors are duly elected or appointed and qualified.

     6.13 Organization of the Merger Sub

     (a) Prior to the Effective Time, the Buyer will take any and all necessary action to cause (i) the Merger Sub to be organized, (ii) the Merger Sub to become a direct wholly owned subsidiary of the Buyer, (iii) the directors and stockholders of the Merger Sub to approve the transactions contemplated by this Agreement, (iv) the Merger Sub to execute one or more counterparts to this Agreement and to deliver at least one such counterpart so executed to the Seller, whereupon the Merger Sub shall become a party to and be bound by this Agreement, and (v) the Merger Sub to take all necessary action to complete the transactions contemplated hereby subject to the terms and conditions hereof.

     (b) On and as of the date the Merger Sub becomes a party to this Agreement, the Buyer and the Merger Sub shall, jointly and severally, represent and warrant to the Seller and the Bank as follows:

          (i) The Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and all of its outstanding capital stock are owned, directly, by the Buyer. Since the date of its organization, the Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement;

          (ii) The Merger Sub has all necessary corporate power and authority to enter into this Agreement and to carry on its obligations hereunder. The execution and delivery of this Agreement by the Merger Sub and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Merger Sub and will not (A) conflict with or violate the Articles of Organization or Bylaws of the Merger Sub or (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Merger Sub or by which any of its properties or assets is bound or affected; and

          (iii) The Merger Sub has executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of the Merger Sub enforceable against the Merger Sub in accordance with its terms.

     6.14 Community Commitments. From and after the Effective Time, Buyer shall use its reasonable efforts to continue the community commitments undertaken by the Buyer Bank and the Seller Bank prior to the date hereof in the communities currently served by each of the Buyer Bank and the Seller Bank.

     6.15 Consolidation of Corporate Structure. The parties hereto hereby agree that prior to the consummation of the transactions contemplated hereby, at the

Buyer's request, the Seller shall, subject to the receipt of all required regulatory approvals and consents with respect to such actions, take the following actions:

     (a) As promptly as practicable after the date hereof, the Seller shall contribute (i) all of the shares of Bank Common Stock which Seller holds and
(ii) all of the shares of the capital stock or other equity securities issued by United States Trust Company to Affiliated Community Bancorp, Inc., the Seller's wholly-owned subsidiary.

     (b) On or before the date which is ten (10) days prior to the Closing Date, the Seller shall cause each subsidiary of the Seller Bank identified by the Buyer prior to the Closing Date to be liquidated.

     (c) On or prior to the date which is ten (10) days prior to the Closing Date, but subsequent to the liquidation of the subsidiaries referred to in
Section 6.15(b) immediately above, the Seller shall cause Seller Bank to declare and pay a cash dividend (the "Special Dividend") to Affiliated Community Bancorp, Inc. in an amount equal to the lesser of (i) the maximum amount that Seller Bank may pay as a dividend to its shareholders without being required to include in its gross income amounts charged against the reserves identified in Section 593(e)(1)(B) or (C) of the Code, and (ii) an amount designated in writing by the Buyer.

     (d) Subsequent to the declaration and payment of the Special Dividend and not less than three (3) days prior to the Closing Date, the Seller shall cause Affiliated Community Bancorp, Inc. to liquidate into the Seller.

     (e) In the event that the Merger is not consummated in accordance with the terms hereof, the Buyer shall indemnify the Seller for any and all costs and expenses incurred by the Seller with respect to the actions taken pursuant to this Section 6.15.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligations To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) Stockholder's Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite affirmative vote of the holders of the outstanding shares of Seller Common Stock present and voting at the Seller Stockholders Meeting in accordance with applicable law.

     (b) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

     (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal consummation of the Merger or the Bank Merger.

     7.2 Conditions to the Obligations of the Buyer. The obligation of the Buyer to effect the Merger is also subject to the satisfaction or waiver by the Buyer, at or prior to the Effective Time, of the following conditions:

     (a) Absence of Material Adverse Changes. There shall not have occurred any change in the business, assets, financial condition or results of operations of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller and its subsidiaries taken as a whole.

     (b) Representations and Warranties. The representations and warranties of Seller contained in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time (or if made as of a specified date, only as of such date) The Buyer shall have received a certificate to the foregoing effect signed by the chairman or president and the chief financial officer of the Seller.

     (c) Performance of Obligations of the Seller. The Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Buyer shall have received a certificate signed on behalf of the Seller by the chairman or president and the chief financial officer to such effect.

     (d) Consents Under Agreements. The consent, approval or waiver of each person (other than Requisite Regulatory Approvals contemplated in Section 7.1(b)) whose consent or approval shall be required in order to permit the lawful consummation of the Merger and the Bank Merger shall have been obtained, other than such consents or approvals, the failure of which to obtain would not have a Material Adverse Effect on Seller or Buyer after the Effective Time.

     (e) Stockholders Agreements. Agreements, substantially in the form attached as Exhibit IV hereto, shall have been executed and delivered by at least 80% of the directors of the Seller and all of the senior executive officers of the Seller set forth in Section 7.2(e) of the Seller Disclosure Schedule.

     7.3 Conditions to the Obligations of the Seller. The obligation of the Seller to effect the Merger is also subject to the satisfaction or waiver by the Seller, at or prior to the Effective Time, of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time (or if made as of a specified date, only as of such date). The Seller shall have received a certificate to the foregoing effect signed by the chairman or president and the chief financial officer of the Buyer.

     (b) Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of the Buyer by the chairman or president and the chief financial officer to such effect.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the stockholders of the Seller:

     (a) by mutual consent of the Seller and the Buyer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

     (b) by either the Board of Directors of the Buyer or the Board of Directors of the Seller if any Governmental Authority that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

     (c) by either the Board of Directors of the Buyer or the Board of Directors of the Seller if the Merger shall not have been consummated on or before March 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

     (d) by either the Board of Directors of the Buyer or the Board of Directors of the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement which breach is not cured after thirty (30) days written notice thereof is given to the party committing such breach;

     (e) by either the Buyer or the Seller if the approval of the Seller's stockholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such party's stockholders or at any adjournment thereof;

     (f) by the Buyer, if the Board of Directors of the Seller shall not have publicly recommended to the stockholders of the Seller that such stockholders vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby or shall have withdrawn, modified or amended such recommendation in a manner materially adverse to the Buyer; or

     (g) by the Buyer, if the Seller determines to negotiate with, or disclose any nonpublic information relating to the Seller or any of its subsidiaries or afford access to their properties, books or records to, any Person in connection with an Acquisition Transaction.

     8.2 Effect of Termination.

     (a) In the event of termination of this Agreement by either the Buyer or the Seller as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the Buyer, the Seller, any of their respective subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.3(b), 8.2, 9.2 and 9.3 and all obligations of the Buyer to indemnify or reimburse the Seller under Article V and Section 6.15 hereof and all other obligations of the parties intended to be performed after the termination of this Agreement shall survive any termination of this Agreement; provided, however, that, notwithstanding anything to the contrary herein, all obligations of the Buyer to indemnify or reimburse the Seller under Article V and Section 6.15 hereof shall terminate in the event that this Agreement is terminated by the Buyer pursuant to Sections 8.1(f) or (g) hereof; provided, further however, that the preceding proviso shall not apply upon a termination of this Agreement by the Buyer pursuant to Section 8.1(g) hereof in the event that the Buyer has, as of such date of termination, bid or made an offer to purchase any assets or liabilities to be sold in connection with the Branch Divestiture unless the Buyer shall have revoked or withdrawn such bid or offer, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Buyer nor the Seller shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the willful breach of a party hereto, such party shall be liable to the other party for all outofpocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("Expenses"). The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity.

     8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of the Buyer and the Seller; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Seller, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of Seller Common Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Seller, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Seller Common Stock hereunder, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date"); provided, however, that in no event shall the Closing take place prior to January 3, 2000, which at the Buyer's discretion may be extended to a date no later than January 31, 2000.

     9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Seller Option Agreement, which shall terminate in accordance with their terms) shall survive the Effective Time, except for Sections 5.2(f), 6.5 and 6.6 which by its terms applies in whole or in part after the Effective Time.

     9.3 Expenses. Except as may otherwise be agreed to hereunder or in other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     9.4 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

     (a) If to Buyer, to:        Citizens Financial Group, Inc.
                                 One Citizens Plaza
                                 Providence, RI 02903-1339
                                 Attention: Lawrence K. Fish
                                            Chairman, President and Chief
                                             Executive Officer

     and to:                     Citizens Financial Group, Inc.
                                 One Citizens Plaza
                                 Providence, RI 02903-1339
                                 Attention: Joel J. Brickman, Esq.
                                            Senior Vice President, General
                                             Counsel and Secretary
                                       Tel: 401-456-7834
                                       Fax: 401-455-5927

     with required copies to:    Goodwin, Procter & Hoar  LLP
                                 One Exchange Place
                                 Boston, MA  02109
                                 Attention: Regina M. Pisa, P.C.
                                       Tel: 617-570-1525
                                       Fax: 617-523-1231

     (b) If to Seller, to:       UST Corp.
                                 40 Court Street
                                 Boston, MA 02109
                                 Attention: Neal F. Finnegan
                                            President and Chief Executive
                                             Officer
     and to:                     UST Corp.
                                 40 Court Street
                                 Boston, MA 02109
                                 Attention: Eric R. Fischer, Esq.
                                            Executive Vice President, General
                                             Counsel and Clerk
                                       Tel: 617-726-7377
                                       Fax: 617-695-4175

     with required copies to:    Bingham Dana LLP
                                 150 Federal Street
                                 Boston, MA 02110
                                 Attention: Neal J. Curtin, Esq. and
                                            Stephen H. Faberman, Esq.
                                       Tel: 617-951-8000
                                       Fax: 617-951-8736

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     9.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require the Seller or the Buyer or any their respective subsidiaries or Affiliates to take any action which would violate applicable law, rule or regulation. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be June 21, 1999.

     9.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Seller Option Agreement.

     9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law principles.

     9.9 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

     9.10 Publicity. Except as otherwise required by applicable law or the rules of the NASD, neither the Buyer nor the Seller shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the party, which consent shall not be unreasonably withheld.

     9.11 Assignment; Reliance of Other Parties. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Sections 6.5(b) and 6.6, and with respect to the bonuses referred to in Section 5.2(f) hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.13 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, the Buyer shall be entitled to revise the structure of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby, provided that, each of the transactions comprising such revised structure shall (i) not subject the stockholders of Seller, Seller or any of its subsidiaries to adverse tax consequences, (ii) change the amount or form of consideration to be received by the stockholders of Seller, (iii) alter to the detriment of the Seller or its stockholders the benefits to be received by the Seller's stockholders hereunder, (iv) jeopardize the receipt of any required regulatory approvals relating to the consummation of the Merger or the Bank Merger, or (v) reduce the obligations of the Buyer or the Buyer Bank hereunder or under the Bank Merger Agreement. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     9.14 Definitions. Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

     "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

     "associate" shall have the meaning ascribed thereto in Rule 14a-1 under the Securities Exchange of 1934, as amended.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Bank Examinations" shall have the meaning ascribed thereto in Section 4.9 hereof.

     "Bank Regulator" shall mean and include, any pertinent federal or state Governmental Authority changed with the supervision of banks or bank holding companies or engaged in the insurance of bank deposits, including without limitation, the FRB, the FDIC, the Massachusetts Commissioner and the MBBI.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "DOJ" shall mean the United States Department of Justice.

     "EPA" shall have the meaning ascribed thereto in Section 4.24.

     "Equity Investment" shall have the meaning set forth for such term as of the date hereof in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R.ss.362.2(k).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston, as applicable.

     "GAAP" shall mean generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

     "Governmental Authority" shall mean any United States federal, state or local governmental commission, board or other regulatory authority or agency, including courts and other judicial bodies.

     "IRS" shall mean the United States Internal Revenue Service.

     "Liens" shall have the meaning ascribed to such term in Section 4.19 hereof.

     "Loans" shall have the meaning ascribed to such term in Section 4.20 herein.

     "MBBI" shall mean the Massachusetts Board of Bank Incorporation.

     "MBCL" shall mean the Massachusetts Business Corporation Law.

     "MGL" shall mean the Massachusetts General Laws.

     "Massachusetts Commissioner" shall mean the Commissioner of Banks of The Commonwealth of Massachusetts.

     "Material Adverse Effect" shall mean, with respect to any Person, a change or effect that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of such Person taken as a whole; provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof by Governmental Authorities generally applicable to depository institutions and their holding companies (including changes in insurance deposit assessment rates and special assessments with respect thereto), (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of the Seller taken with the prior written consent of the Buyer, and (d) the direct effects of compliance with this Agreement on the operating performance of the parties including expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ" shall mean the National Market System of the National Association of Securities Dealers Automated Quotation System.

     "Permitted Liens" shall have the meaning ascribed to such term in Section 4.19.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other legal entity, or any governmental agency or political subdivision thereof.

     "Public Announcement" shall mean a written press release, public announcement or public information disclosure by the Seller or the Buyer or any of their subsidiaries relating to the Merger or the other transactions contemplated hereby.

     "Records" means all records and original documents in the Seller's possession which pertain to and are utilized by the Seller or any of its subsidiaries to administer, reflect, monitor, evidence or record information respecting its business and operations, including but not limited to all records and documents relating to (a) corporate, regulatory, supervisory and litigation matters, (b) tax planning and payment of taxes, (c) personnel and employment matters, and (d) the business or conduct of the business of the Seller or any of its subsidiaries.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Seller Contract" shall have the meaning ascribed to such term in Section
4.18 hereof.

     "Seller Disclosure Schedule" shall mean the disclosure schedule relating to the Seller delivered to Buyer together herewith.

     "Seller Rights Agreement" shall mean that certain Rights Agreement which was adopted by the Seller on September 19, 1995, as amended.

     "Seller Stock Option Plans" shall have the meaning ascribed thereto in
Section 2.10 hereof.

     "Significant Subsidiary" shall mean those subsidiaries set forth in
Section 9.14 of the Seller Disclosure Schedule.

     "Stockholders Agreements" shall mean those certain Stockholder Agreements dated as of the date hereof respectively between the Buyer and members of the Seller's board of directors and executive management and substantially in the form attached hereto as Exhibit B.

     "subsidiaries" shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership), or, with respect to such corporation or other organization, at least twenty percent of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

     "Tax" shall mean any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, addon minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

     "Tax Return" shall mean any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

     "Transaction Documents" shall mean this Agreement, the Bank Merger Agreement and the Seller Option Agreement.

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.

                                   CITIZENS FINANCIAL GROUP, INC.




                                   By: /s/ Lawrence K. Fish
                                       ----------------------
                                   Name:  Lawrence K. Fish
                                   Title: Chairman, President and Chief
                                          Executive Officer
Attest:

                                   By: /s/ Michael Edwards
/s/ Joel Brickman                      ---------------------
-----------------------            Name:  Michael Edwards
Secretary                          Title: Senior Vice President and Treasurer


                                   UST CORP.



                                   By:  /s/ Neal F. Finnegan
                                        -------------------------
                                   Name:  Neal F. Finnegan
                                   Title: President and Chief Executive Officer
Attest:

                                   By:  /s/ James K. Hunt
                                        --------------------------
/s/s Eric R. Fischer               Name:  James K. Hunt
------------------------           Title: Treasurer
Clerk